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                                EXHIBIT (23)(C)
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 EXHIBIT 23(c)


                        CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation by reference in this Jefferson Savings Bancorp, Inc. Form S-4 of our report dated August 14, 1996 on the consolidated financial statements of L&B Financial, Inc. and subsidiary as of June 30, 1996 and 1995 and for the years ended June 30, 1996, 1995, and 1994 included in L&B Financial, Inc.'s June 30, 1996 Form 10-K.



                                       /s/ Oakerson, Arnold, Walker & Co.
                                           OAKERSON, ARNOLD, WALKER & CO.


Mt. Pleasant, Texas
October 8, 1996